Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

SENIOR MANAGEMENT SERVICES OF HERITAGE OAKS AT BALLINGER, INC.
Domestic For-Profit Corporation
[File Number: 800485558]

Into

SMSA Ballinger Acquisition Corp.
Foreign For-Profit Corporation
Nevada, USA
[Entity not of Record, Filing Number Not Available]

has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 10/18/2011

Effective: 10/18/2011

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Sartin	TID: 10343	Document: 393170970002

Form 622 (Revised 05/11) Return in duplicate to: Secretary of State P,O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: see instructions		This space reserved for office use.
	Certificate of Merger Combination Merger Business Organizations Code	FILED In the Office of the Secretary of State of Texas OCT 18 2011
Corporations Section

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:

Party 1

Senior Management Services of Heritage Oaks at Ballinger, Inc.

Name of Organization

The organization is a    For-profit Corporation                                                                         It is organized under the laws of
                                         Specify orguinzational form (e,g„ for-profit corporation)

TX                              USA                                  The file number, if any, is   _____________________________
State                 Country                                                                                      Texas Secretary of State file number

Its principal place of business is 12890 Hilltop Road                                                     Argyle TX
Address                                                  City State

☐The organization will survive the merger.                     ☒ The organization will not survive the merger,
☐The plan of merger amends the name of the organization. The new name is set forth below,

Name as Amended

Party 2

SMSA Ballinger Acquisition Corp.

Name of Organization

The organization is a    For-profit Corporation                                                                         It is organized under the laws of
                                         Specify orguinzational form (e,g„ for-profit corporation)

NV                              USA                                   The file number, if any, is   _____________________________
state                 Country                                                                                      Texas Secretary of State file number

Its principal place of business is 12890 Hilltop Road                                                     Argyle TX
Address                                                  City State

☒The organization will survive the merger.                     ☐ The organization will not survive the merger,
☐The plan of merger amends the name of the organization. The new name is set forth below,

Name as Amended

Party 3

Name of Organization

5

The organization is a                                                                                                                    It is organized under the laws of
                                         Specify orguinzational form (e,g„ for-profit corporation)

                                                                                The file number, if any, is   _____________________________
State                 Country                                                                                      Texas Secretary of State file number

Its principal place of business is ______________________________________________
                                                                            Address                                                  City State

☐The organization will survive the merger.                     ☐ The organization will not survive the merger
☐The plan of merger amends the name of the organization. The new name is set forth below

Name as Amended

Plan of Merger

❑ The plan of merger is attached.

If the plan of merger is not attached, the following statements must be completed.

Alternative Statements

In lieu of providing the plan of merger, each domestic filing, entity certifies that:

1. A signed plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.

2. On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

Complete item 3B if the merger effected changes to the certificate offormailon of a surviving filing entity,

3A. No amendments to the certificate of formation of any surviving filing entity that is a party to the merger are effected by the merger.

3B. ☐ The plan of merger effected changes or amendments to the certificate of formation of:

Name of  filing entity effecting amendments

The changes or amendments to the filing entity's certificate of formation, other than the name change noted previously, are stated below.

Amendment Text Area

4. Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

6

Name of New Organization                                                                                          Jurisdiction                       Entity Type (See instructions)

Principal Place of Business Address                                                                              City                                       State    Zip Code

Name of New Organization 2                                                                                          Jurisdiction                       Entity Type (See instructions)

Principal Place of Business Address                                                                             City                                        State    Zip Code

Name of New Organization 3                                                                                          Jurisdiction                       Entity Type (See instructions)

Principal Place of Business Address                                                                             City                                        State    Zip

Approval of the Plan of Merger

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approvalof the owners or members of ______________________________________________________________
                                                                                                                                 Name of domestic entity
was not required by the provisions of the BOC.

Effectiveness of Filing (Select either A, B, or C.)

A.  ☑ This document becomes effective when the document is accepted and filed by the secretary of state.
B.   ☐    This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:  _________________________
C.   ☐    This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: _________________________
The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐Attached hereto is a certificate from the comptroller of public accounts that all taxes under tit 2, Tax Code, have been paid by the non-surviving filing entity.

☑In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

7

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: 10-18-2011

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

SMSA Ballinger Acquisition Corp.
Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

Merging Entity Name

_______________________________
Signature of authorized person (see instructions)

Printed or typed name of authorized person

8